Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1, of our audit report dated July 18, 2014 relative to the financial statements of New Media Insight Group, Inc. as of April 30, 2014 and 2013 and the period from Inception (March 29, 2010) through April 30, 2014 and for each of the years then ended.

We also consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in such Registration Statement.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants
Clearwater, Florida
February 5, 2015